HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386

Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HANESBRANDS UPDATES 2016 FINANCIAL GUIDANCE TO REFLECT PENDING ACQUISITIONS

WINSTON-SALEM, N.C. (May 31, 2016) - HanesBrands (NYSE:HBI), a leading marketer of everyday basic apparel under world-class brands in the Americas, Europe and Asia, today announced that it has updated its 2016 financial guidance, including increased expectations for net sales, to reflect pending acquisitions and debt refinancing.

The company updated its financial guidance in conjunction with investor meetings and scheduled participation Wednesday, June 1, 2016, at the Citi 2016 Retail Seminar in New York City. Hanes Chief Operating Officer Gerald W. Evans Jr. and Chief Financial Officer Richard D. Moss are scheduled to attend the conference.

Hanes’ updated 2016 guidance reflects the expected contributions from the pending acquisitions of Champion Europe, expected to close in late June, and Pacific Brands Limited, which is expected to close in July.

Hanes now expects 2016 net sales of approximately $6.15 billion to $6.25 billion, up from the previous guidance range of $5.8 billion to $5.9 billion.

On a GAAP basis, diluted EPS is expected in the range of $1.51 to $1.57, compared with previous guidance of $1.63 to $1.73 as a result of acquisition-related charges, and GAAP operating profit is expected to be in the range of $780 million to $815 million, compared with previous guidance of $835 million to $865 million as a result of acquisition-related charges.

On a non-GAAP basis adjusted to exclude acquisition-related actions, EPS is expected to be in the range of $1.89 to $1.95, up from previous guidance of $1.85 to $1.91, and operating profit is expected to be in the range of $940 million to $975 million, up from previous guidance of $920 million to $950 million.

(See Note on Adjusted Measures and Reconciliation to GAAP Measures below for a description of non-GAAP adjusted operating profit and adjusted EPS and the reconciliation to the nearest comparable GAAP financial measures.)

“Our Sell More, Spend Less and Make Acquisitions strategy continues to create value,” Evans said. “The acquisitions of Champion Europe and Pacific Brands will make meaningful contributions to our ongoing success and growth, and we are looking forward to adding these operations and their strong management teams to our worldwide portfolio.”

HanesBrands Updates 2016 Financial Guidance to Reflect Pending Acquisitions - Page 2

On an annualized basis, Hanes expects the acquisitions of Champion Europe and Pacific Brands to contribute approximately $800 million in net sales and approximately $70 million in operating profit before synergies. The annualized interest expense to fund the acquisitions is expected to be $40 million. Due to the timing of the expected acquisition closings and the seasonality of the businesses, in 2016 Hanes expects to benefit from approximately one-third of annualized profitability while incurring approximately three-fourths of annualized interest expense.

In addition to expected post-closing acquisition contributions for the balance of the year, the guidance reflects debt refinancing and the tax-rate effect of the new FASB Accounting Standards Update related to accounting for stock compensation and excludes non-core Pacific Brands businesses that are expected to be divested and reported on a discontinued-operations basis. Guidance for adjusted operating profit and adjusted EPS accounts for an estimated $160 million of pretax charges related to debt refinancing and the acquisitions and integrations of Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe and Pacific Brands.

Hanes continues to expect record net cash from operations of $750 million to $850 million, unchanged from prior guidance. The company expects capital expenditures of approximately $75 million, up from previous guidance of approximately $70 million.

Hanes expects interest expense and other expenses to be approximately $150 million combined, an increase from previous guidance of $115 million to $120 million, reflecting the financing of the Champion Europe and Pacific Brands acquisition, including approximately $6 million of prefunding expense in the second quarter. The 2016 full-year tax rate percentage is expected to be in the high single-digits, versus previous guidance of 10 percent to 11 percent.

Hanes has updated its frequently-asked-questions document, which is available at www.Hanes.com/faq.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement its financial guidance prepared in accordance with generally accepted accounting principles, Hanes provides guidance concerning certain non-GAAP financial measures historically provided to its investors, including adjusted operating profit and adjusted EPS. Adjusted EPS is defined as diluted EPS excluding actions. Adjusted operating profit is defined as operating profit excluding actions.

Hanes expects to incur approximately $160 million in pretax charges related to debt refinancing and the acquisitions and integrations of Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe and Pacific Brands.

GAAP operating profit guidance of $780 million to $815 million and EPS guidance of $1.51 to $1.57 reflect the company’s expectations for net sales, operating profit, interest expense, and tax rate as detailed in this news release. Non-GAAP adjusted operating profit of $940 million to $975 million and adjusted EPS of $1.89 to $1.95 reflect the GAAP guidance adjusted by adding back the approximately $160 million of expected pretax charges for debt refinancing and acquisition and integration expenses to adjusted operating profit.

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The company believes guidance for adjusted EPS and adjusted operating profit provides investors with an additional means of analyzing the company’s performance absent the effect of acquisition-related expenses and other actions. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements concerning full-year 2016 financial guidance are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; our inability to complete the pending acquisitions of Champion Europe and Pacific Brands; the failure of businesses we acquire to perform to expectations; legal, regulatory, political and economic risks associated with our operations in international markets, including the risk of significant fluctuations in foreign exchange rates; the loss or interruption of services of a member of our senior management team; the accuracy of the estimates and assumptions on which our financial statement projections are based; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; current economic conditions, including consumer spending levels and the price elasticity of our products; unanticipated business disruptions or the loss of one or more suppliers in our global supply chain; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as in the investors section of our corporate website at www.Hanes.com/investors. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe and Asia under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, DIM, Bali, Maidenform, JMS/Just My Size, L’eggs, Wonderbra, Nur Die/Nur Der, Lovable and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 65,300 employees in more than 40 countries and is ranked No. 490 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Employers. For seven consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 246 on Newsweek magazine’s green list of 500 largest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate.

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